Exhibit 99.1

Media Contact

Edelman for Centric Brands

Arielle Patrick

Arielle.Patrick@edelman.com

Investor Contact

Edelman for Centric Brands

Hunter Stenback

Hunter.Stenback@edelman.com

Centric Brands Reaches Agreement with Lenders to Position the Company for Long-Term Growth

•	Pre-arranged agreement with its secured lenders, led by certain funds managed by Blackstone, Ares Management Corporation, and HPS Investment Partners

•	Secures $435 million of debtor-in-possession financing from certain funds managed by Blackstone, Ares, and HPS to ensure uninterrupted operations throughout restructuring

•	Voluntarily files for Chapter 11 to implement recapitalization plan and significantly reduce debt and interest payments

•	Expects to emerge as a private company poised for long-term growth with the support of existing stakeholders

NEW YORK – May 18, 2020 – Centric Brands Inc. (the “Company”) (NASDAQ: CTRC), a leading lifestyle brands collective, announced today that it has entered into a Restructuring Support Agreement (“RSA” or the “agreement”) with substantially all of the Company’s secured lenders, led by certain funds managed by Blackstone (“Blackstone”), Ares Management Corporation (“Ares”), and HPS Investment Partners (“HPS”), to recapitalize the Company, provide $435 million in debtor-in-possession financing and allow the Company to operate without interruption throughout the restructuring process.

Additionally, the agreement contemplates a timely emergence from the process with a plan to substantially reduce the Company’s funded second lien indebtedness by approximately $700 million, thereby positioning the business for future growth and success. As part of the agreement, the Company has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, White Plains Division.

Centric Brands intends to continue operating in the ordinary course. The debtor-in-possession financing secured enables the Company to continue to meet its financial obligations throughout this process to employees, licensors, suppliers, and vendors. Upon completion, the Company plans to emerge from the reorganization as a private company, under the supportive ownership of its current lenders.

“Today’s agreement marks the beginning of our next chapter as an even stronger company and builds upon our progress to date executing on our long-term strategy. I am honored that Centric Brands’ lender group has such strong confidence in our team. Their partnership and support will enhance our ability to continue to grow our business, providing best-in-class design with an unmatched sourcing network, retail partnerships, industry expertise, and deep relationships with licensors,” said Mr. Jason Rabin, CEO of Centric Brands.

Mr. Rabin continued: “The current crisis has significantly impacted companies across all sectors. The pandemic disrupted many of our wholesale accounts’ ordering and constrained our cash flow. However,

we are confident that with added flexibility in our capital structure, we will be well-positioned for long-term success during this period and beyond. We thoroughly evaluated all possible strategic options to address this environment. After extensive review, we determined that partnering with our current lenders to pursue this path will result in a stronger financial position and more resources to support future growth, while allowing us to focus on serving key stakeholders.”

Plan for Emergence & Partnership with Lender Group

Under the terms of the RSA, Centric Brands expects to emerge from Chapter 11 as a private company.  Blackstone will exchange second lien debt for equity interests in the reorganized company. Existing senior lenders Ares and HPS will retain their senior loan positions and will receive equity interests in the reorganized company.

“Our lenders understand the Company’s growth plan and have a productive and trusted working relationship with its management team,” added Mr. Rabin. “Centric Brands is looking forward to benefiting from their capital, strategic insight, global relationships, and support.”

Blackstone is one of the world’s leading investment firms with approximately $538 billion in assets under management. Ares is a leading, global alternative investment manager with $149 billion in assets under management. HPS is a leading global investment firm with over $60 billion in assets.

Business Operations

For a majority of its operations, the Chapter 11 process will not impact the Company’s decision to reopen relevant locations.

“This financial restructuring process will allow us to optimize our operations while maintaining our valued, long-standing relationships with our business partners,” added Mr. Rabin. “We look forward to welcoming our employees and customers back as soon as it is safe to do so.”

Additional Information

Centric Brands has launched a reorganization hotline, accessible to U.S. callers at +1 844-974-2131 (toll-free) and international callers at +1 929-955-3419. Customers, vendors, employees, or other interested parties who may have questions related to the reorganization may call this hotline for more information. In addition, court filings and other documents related to the restructuring are available on a separate website administered by the Company's claims agent, Prime Clerk at https://cases.primeclerk.com/centricbrands.

Ropes & Gray LLP, Dechert LLP, PJT Partners, Inc., and Alvarez & Marsal served as legal, financial, and restructuring advisors to Centric Brands.

The restructuring plan is subject to satisfaction of certain customary conditions, including approvals by the Bankruptcy Court. If the restructuring transactions contemplated by the restructuring support agreement are consummated, the Company's existing common stock will be extinguished and the holders of the common stock will not receive any consideration, consistent with legal priorities.

About Centric Brands Inc.

Centric Brands Inc. (NASDAQ: CTRC) (the “Company”) is a leading lifestyle brand collective that designs, sources, markets and sells high quality products in multiple segments, including kids, men’s and women’s apparel, accessories, beauty, and entertainment. The Company’s portfolio includes more than 100 iconic licensed brands, including for kids apparel, Calvin Klein®, Tommy Hilfiger®, Nautica®, Spyder® and Under Armour®; for men’s and women’s apparel, Joe’s Jeans®, Buffalo®, Hudson Jeans®; for accessories,  Kate Spade®, Michael Kors®, All Saints®, Frye®, Timberland® and Jessica Simpson®; and for entertainment, Disney®, Marvel®, Nickelodeon® and Warner Brothers®, among others. Owned brands include Hudson®, Robert Graham®, Swims®, Zac Posen® and Avirex®. The Company’s products are sold primarily in North America through leading mass market retailers, specialty, and department stores, and online. Centric Brands has unparalleled expertise in product design, development and sourcing, retail and digital commerce, marketing, and brand building. The Company is headquartered in New York City and has offices in White Plains, Los Angeles, Greensboro, N.C., Toronto, and Montreal.  For more information about Centric Brands please visit https://www.centricbrands.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: risks related to the impact of the voluntary filing for protection under Chapter 11 of the U.S. Bankruptcy Code, including the Company's ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Case, the effects of the Chapter 11 Case on the Company and on the interests of various creditors, stockholders and other constituents; Bankruptcy Court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general; the length of time the Company will operate under the Chapter 11 Case; risks associated with third-party motions in the Chapter 11 Case; the potential adverse effects of the Chapter 11 Case on the Company's liquidity or results of operations and increased legal and other professional costs necessary to execute the Company's reorganization; the conditions to which the Company's debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company's control; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company's ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of our debt obligations; the impact on the Company’s stock price, the ability to continue operating in the ordinary course and meets its financial obligations; the ability of the Company to file its delinquent filings in the prescribed time periods and its ability to meet the continued listing requirements of the Nasdaq Stock Exchange or SEC rules and regulations; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to COVID-19’s impact on the economy and the Company’s cash flows as a result of government mandated closures of our retail stores, wholesale partners and disruptions in the supply and distribution chain; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to manage the Company’s inventory effectively; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.